EXHIBIT 99.1
                                                                    ------------

            Denison International Meets Q3 2002 Earnings Expectations

                         Q3 2002 EPS 3.3% above Q3 2001

MARYSVILLE, Ohio -- (BUSINESS WIRE)--October 23, 2002--Denison International plc (NASDAQ:DENHY) today reported results for its third quarter and nine months ended September 30, 2002.

For the current quarter ended September 30, 2002, the Company's net sales increased 6% to $38.9 million from third quarter 2001 net sales of $36.6 million. Net income for the current quarter was $3.2 million, equal to net income recorded for the comparable quarter a year ago. Reported diluted earnings per share for the current third quarter of $0.31 were $0.01 per share higher than third quarter 2001 results.

Gross margin as a percent of sales of 36.5% in the current third quarter was favorable to the 35.2% gross margin recorded for the same quarter of 2001. Higher sales volume, and its impact on manufacturing efficiencies due to higher production levels, combined with cost controls implemented, are the primary reasons for the higher margins recorded. SG&A, as a percent of sales, was 25.0% for the second quarter of 2002 versus 22.8% for the second quarter of 2001, resulting primarily from the absence in 2002 of amortization of negative goodwill of $300K and one time costs at several of the Company's subsidiaries.

For the nine months ended September 30, 2002, net sales decreased 3.0% to $116.7 million versus net sales of $120.4 million for the comparable period of 2001. Year to date net income of $11.5 million was equal to net income for the same period of 2001. Net Income per diluted share as reported was $1.08, versus net income per diluted share of $1.09 for the nine months ended September 30, 2001.

Gross margin, as a percent of sales, increased to 35.8% for the nine months ended September 30, 2002, from 35.3% a year ago. Lower manufacturing costs, combined with the lower acquisition costs of the Company's US manufactured products for its subsidiaries in Europe and Asia, helped to improve margins versus 2001. SG&A, as a percent of sales, increased to 25.0% from 22.4% recorded for 2001, resulting primarily from the absence of $900K of negative amortization of goodwill in the 2002 results.

Net working capital at the end of September 2002 was $82.7 million, compared to $82.8 million at June 30, 2002 and $72.6 million at December 31, 2001. The Company's balance sheet remains strong, with the increase in working capital from year-end 2001 resulting from the weakening dollar during most of 2002.

Net cash at September 30, 2002 was $37.7 million compared to $34.5 million at June 30, 2002, and $32.7 million at December 31, 2001. In the quarter ended September 30, 2002 the Company repurchased 250,000 of its shares under the shareholder approved share repurchase program at an average price of $15.00 per share.

CEO Comments and Outlook

Commenting on quarterly performance, President and CEO David Weir said, "Results for the quarter were in line with our expectations, and, based on our current order backlog and general business trends, we expect the results for full year 2002 to be similar to those achieved in 2001. However, we remain concerned about the overall state of both the US and worldwide economies, along with the continued weakness in the US hydraulics markets. As a result we will be closely analyzing our order receipts in the fourth quarter to gain some additional insights as to our projections for 2003."

Weir continued, "The weakening of the US dollar has benefited the Company year to date not only in the currency translation of our European results, but also by reducing the acquisition costs of our US manufactured products in Europe. While business in the Asia-Pacific region has slowed from the rapid growth experienced earlier in the year, our strong presence in Asia Pacific, and the addition of our manufacturing facility in Shanghai, China, positions us for continued growth in the region."

"Notwithstanding the share repurchase, our cash, net of borrowings, increased by $3.2 million during the quarter and now stands at almost $3.58 per share."

Special Note:

Effective January 1, 2002 Denison International (the "Company") adopted Financial Accounting Standards No. 142. The provision of the Standard requires that, upon adoption, the Company write off the balance of its negative goodwill, established when the company was formed in 1993, and cease the periodic amortization of goodwill.

For comparative purposes, the table below summarizes the impact of the accounting change related to goodwill, on the Company's 2002 and 2001 results:


     $000                          Q3 2002   Q3 2001   YTD 2002   YTD 2001
                                   -------   -------   --------   --------

     Diluted EPS before effect
     of Goodwill Amortization        $0.31     $0.27      $0.90      $1.00

     Net Goodwill Amortization       $0.00     $0.03      $0.00      $0.09

     Negative Goodwill Write-off     $0.00     $0.00      $0.18      $0.00
                                     -----     -----      -----      -----

     Reported Diluted EPS            $0.31     $0.30      $1.08      $1.09


Third quarter diluted earnings per share, before the impact of amortization of goodwill in 2001, was $0.31 for the current quarter versus $0.27 per share for the same quarter of 2001.

Net income per diluted share for the nine months ended September 30, 2002, before the impact of amortization of goodwill in 2001, was $0.90 per share compared to $1.00 per share for the same period in 2001.

Order Activity

Order receipts for the current quarter increased 5% from a year ago to $37.6 million on an actual basis, and were 1% unfavorable to third quarter 2001 on a currency adjusted volume basis. North American order receipts were favorable by 2.5% versus the third quarter of 2001, while European orders increased by 19.0% (7.7% on a currency adjusted volume basis) and Asia-Pacific orders declined by 29%. Order backlog at September 30, 2002 was $28.2 million compared to $28.6 million at September 30, 2001.

Order receipts for the nine months ended September 30, 2002 were down 1.6% to $115.9 million, versus 2001. On a currency adjusted volume basis, 2002 order receipts were 2.9% unfavorable to the same period in 2001. Year to date 2002 North American order receipts were down 5.7% versus the same period of 2001, while European orders increased 2.8% and Asia-Pacific orders were unfavorable to the same period of 2001 by 9.0%. On a volume basis, excluding the impact of the currency fluctuations between the dollar and Euro and Asian currencies, Asia-Pacific orders were unfavorable by 6.7% versus 2001 and European orders were unfavorable to the nine months ended September 30, 2001 by 0.5%.

Segment Results

Sales in North America increased 9.4% to $11.6 million for the current quarter. Sales in the Asia-Pacific region were up 9.3% to $5.9 million (or up 6.9% on a currency adjusted basis to $5.7 million), reflecting increased penetration in the Asian marketplace. Sales in Europe increased by 4% in the current quarter versus 2001 to $21.5 million; however were unfavorable to third quarter 2001 by 5.7% after adjusting for the change in currency rates.

North America reported operating income of $0.9 million for the current quarter, compared to operating income of $0.4 million for the third quarter of 2001, resulting from increased sales volume and cost controls. Operating income in the Asia-Pacific region was $0.4 million compared to operating income of $0.5 million for the 2001 third quarter. European operating income decreased 7%, or $0.2 million, to $3.1 million for the current quarter from a year ago as lower demand and associated production inefficiencies for the Company's products manufactured in Europe negatively impacted total manufacturing costs.

Year to date North American sales declined by 8.7% to $35.1 million, while Asia-Pacific sales rose 6.8% to $16.9 million from 2001 (or up 8.2% to $17.1 million on a currency adjusted basis). Year to date European net sales were $64.8 million, a 2.1% decrease over the same period of 2001 (or down 5% to $62.9 million on a currency adjusted basis).

North America reported operating income of $2.1 million for the first nine months of 2002 versus $2.3 million for the same period in 2001, reflecting lower sales volume. Year to date operating income for the Company's European operations declined 23.2%, or $2.8 million, to $9.3 million, from the same period in 2001, reflecting lower revenues and production. The Company's Asia-Pacific operations recorded operating income of $1.1 million, down 21.6% from the operating income reported for the same period in 2001.

Denison International plc (NASDAQ:DENHY), is an industrial manufacturer and servicer of highly engineered hydraulic fluid power systems and components. For more information about our products and services, please visit us at www.denisonhydraulics.com

Notice of Conference call: Denison's conference call will be held on Thursday, October 24, 2002 at 2:00 p.m. ET to discuss the Company's third quarter 2002 results and will be available to all interested parties via live audio webcast or through archive on the company's website.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Act of 1995. Such forward-looking statements, including statements in the CEO Comments paragraph regarding future prospects and performance, are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:               Bruce A. Smith                Melodye Demastus

                        Sr. Vice President & CFO      Melrose Consulting
                        (937) 644-4437                (614) 771-0860

                            DENISON INTERNATIONAL plc
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


($000 except share data)          (unaudited)                 (unaudited)
                              Three Months Ended           Nine Months Ended
                              ------------------           -----------------
                                 September 30                 September 30
                                 ------------                 ------------
                              2002         2001         2002         2001
                              ----         ----         ----         ----

Net Sales                    38,925       36,612       116,731      120,400
Cost of Sales                24,728       23,739        74,936       77,934
                             ------       ------        ------       ------
   Gross Profit              14,197       12,873        41,795       42,466
         %                    36.5%        35.2%         35.8%        35.3%
S,G&A                        10,007       8,653         29,235       26,916
                             ------       -----         ------       ------
   Operating Income          4,190        4,220         12,560       15,550
         %                   10.8%        11.5%         10.8%         12.9%
Other (expense)              (110)         207          (332)          171
Net Interest Income           270          233           713           707
                              ---          ---           ---           ---
   Income Before Taxes       4,350        4,660         12,941       16,428
Tax Provision                1,130        1,441         3,348         4,885
                             -----        -----         -----         -----

Net Income, Before
Cumulative Effect of a
change in Accounting
Principle                    3,220        3,219         9,593        11,543

Cumulative Effect of
a Change in Accounting
Principle, Net of Taxes        0            0           1,858           0
                               -            -           -----           -

Net Income, After
Cumulative Effect of a
Change in Accounting
Principle                    3,220        3,219         11,451       11,543
                             =====        =====         ======       ======

Basic Earnings Per Share,
Before Cumulative Effect
of a change in Accounting
Principle                    $0.31        $0.31         $0.91         $1.09

Cumulative Effect of
a Change in Accounting
Principle                      $0           $0          $0.18          $0
                               --           --          -----          --

Basic Earnings Per Share     $0.31         $0.30        $1.09         $1.09
                             =====         =====        =====         =====

Diluted Earnings Per
Share                        $0.31         $0.30        $1.08         $1.09
                             =====         =====        =====         =====

Basic Shares for Period    10,510,635    10,563,950   10,548,469    10,563,950
                           ==========    ==========   ==========    ==========

Diluted Shares for Period  10,525,982    10,587,412   10,589,733    10,582,132
                           ==========    ==========   ==========    ==========

                            DENISON INTERNATIONAL plc
                      CONDENSED CONSOLIDATED BALANCE SHEETS


      USD-(000's)                    (Unaudited)
                                     September 30      December 31,
                                         2002              2001
                                     ------------      ------------


      Current assets:
        Cash & cash equivalents       $   38,670        $   43,245
        Accounts receivable, net          33,228            27,715
        Inventories                       42,404            39,257

        Other current assets               4,705             4,680
                                     ------------      ------------
          Total current assets

                                         119,007           114,897

        Property, plant &
        equipment, net                    29,374            27,912

        Other assets                      17,479            14,006
                                     ------------      ------------
          Total assets                $  165,860        $  156,815
                                     ============      ============

      Current liabilities:
        Notes payable to bank         $      945        $   10,545
        Accounts payable and
        other accrued liabilities         35,341            31,729
                                     ------------      ------------
          Total current                   36,286            42,274
          liabilities
        Concurrent liabilities            18,531            18,316

      Shareholders equity:
        Retained earnings                111,561           103,107
        Other shareholders equity          (518)           (6,882)
                                     ------------      ------------
          Total shareholders equity      111,043            96,225

          Total liabilities and
            shareholders equity       $  165,860        $  156,815
                                     ============      ============

                            DENISON INTERNATIONAL plc
                               SEGMENT INFORMATION


                       Three Months Ended     Nine Months Ended
     ($000)               September 30          September 30
                      --------------------    -----------------

                        2002        2001       2002       2001
                      --------    --------   --------   --------

   Net Sales
   ---------

Europe                 21,488      20,668      64,810     66,223

North America          11,568      10,574      35,064     38,395

Asia-Pacific            5,869       5,370      16,857     15,782

Corporate                --          --          --         --
                      --------    --------   --------   --------
   Consolidated

                       38,925      36,612     116,731    120,400


 Gross Earnings
 --------------

Europe                  8,581       8,113      25,170     27,247

North America           3,675       3,080      10,742     10,432

Asia-Pacific            1,946       1,877       5,477      5,324

Corporate                 (5)       (197)         406      (537)
                      --------    --------   --------   --------
   Consolidated

                       14,197      12,873      41,795     42,466


Operating Income
----------------

Europe                  3,094       3,328       9,265     12,076

North America             928         410       2,070      2,280

Asia-Pacific              359         520       1,072      1,368

Corporate               (191)        (38)         153      (174)
                      --------    --------   --------   --------
   Consolidated

                        4,190       4,220      12,560     15,550